UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2012

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the “Company”) was held on September 11, 2012. Proxies were solicited pursuant to the Company’s proxy statement filed on July 27, 2012 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock entitled to vote at the 2012 Annual Meeting was 32,553,662. The number of shares of common stock present or represented by valid proxy at the 2012 Annual Meeting was 21,894,560. Each share of common stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the 2012 Annual Meeting.

At the 2012 Annual Meeting, the Company’s stockholders were asked (i) to elect two Class I directors, nominated by the Board of Directors, to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified; and (ii) to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. The voting results reported below are final.

Proposal 1 – Election of Directors

Hojabr Alimi and Jim Schutz were duly elected as the Company’s Class I directors. The results of the election were as follows:

NOMINEE	FOR	WITHHELD
Hojabr Alimi	4,797,431	563,099
Jim Schutz	4,787,041	573,489

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
20,388,794	1,247,560	258,206

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)
Date: September 14, 2012

/s/ Robert Miller

Name: Robert Miller
Title: Chief Financial Officer